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Investor and Analyst Presentation

Disclaimer & Forward-Looking Statements

This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market interest rates, loan prepayment rates, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition and demand for financial services. Changes in accounting principles and guidelines; the ability of the Company to successfully complete and integrate acquisitions; the pace of growth and profitability of possible de novo branches; the impact of additional equity awards yet to be determined and announced; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services.

Our Mission

Our Mission is:

▪	To enhance the financial well-being of our customers and communities;
▪	To excel at customer service;
▪	To attract and retain highly dedicated employees;
▪	To deliver superior returns to our shareholders;
▪	To practice “first class” corporate governance.

Building Our Franchise

▪	Third largest bank headquartered in Connecticut;
▪	Sixth largest headquartered in New England;
▪	$6.9 billion in assets; $3.9 billion in deposits at 3/31/06;
▪	Recently entered affluent Fairfield County;
▪	Nearly tripled trust assets under management in 2005;
▪	Poised to grow through capital deployment.

Nicely Aligned Along I-95 and I-91 Corridors including Fairfield County

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First Quarter Highlights

▪	GAAP EPS 11 cents; 12 cents exclusive of M&A costs; met Street expectations;
▪	Loan balances up 8% over year-end;
◊	Originations & Purchases up 38%
▪	Deposits up 3.4%; focused on managing profitability;
▪	Stable margin;
▪	Credit Quality continues to be pristine.

Managing Our Capital

▪	Repurchased 1.2 million shares in Q1
◊	Board has authorized another 10 million shares
▪	Declared eight consecutive quarterly dividends since IPO on April 1, 2004
◊	40% of earnings or more each quarter
◊	Increased to 6 cents per share for 1st Quarter
▪	Completed acquisition of Cornerstone Bank at start of 2006 to enter Fairfield County
▪	Strengthened wealth management business with purchase of Trust Company of Connecticut

“Best Practices” Corporate Governance

NewAlliance Corporate Governance outperforms most companies:

Institutional Shareholder Services (ISS) states:

◊	NewAlliance outperforms 94.7% of Russell 3000 companies;
◊	NewAlliance outperforms 95.5% of the “Bank Group”.

Priorities in 2006

Manage Revenue Growth	Increase earning assets Manage interest rate risk Focus on fee income
Balance Sheet Growth	Emphasize checking deposits C&I loans
Contain Expenses	Deliver on acquisition cost saves Accelerate process improvements
Maintain Credit Quality	Intensify loan review Underwrite prudently Conduct portfolio stress testing

Priorities in 2006 (continued)

Deploy capital strategically	Pursue sound acquisitions
Conduct opportunistic share repurchases
Maintain competitive dividend

Financials

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Deposits 3/31/06

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Loans 3/31/06

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Residential Loan Portfolio

▪	Fixed >15 years 17.2%

▪	15 year Fixed 28.1%

▪	10 year Fixed 2.4%

▪	Adjustable 52.3%

Residential Portfolio Balances

▪	Originated by NAL 82%

▪	Purchased by NAL 17%

Purchased Mortgages

▪  Loans by State
                                               ▪  Average FICO score 739
◊  NY              16%
◊  NJ              17%
◊  CT             16%                       ▪  Average LTV 66%
◊  MA            14%
◊  OH               7%                       ▪  Underwrite 100% of loans
◊  PA               7%
◊  Others     23%

CRE Loan Portfolio

▪	18.4% Fixed > 10 years

▪	5.9% Fixed 10 years or less

▪	60.6% Adjustable

▪	15.1% Construction

Consumer Loan Portfolio

▪	47.1% Home Equity loans

▪	48.7% Home Equity lines

▪	4.2% Other Consumer

Investments

96% Agency or AAA
33.6% Adjustable MBS
0.4% 30 year Fixed MBS
7.2% 15 year Fixed MBS
20.2% CMOs
8.8% 5 year + 7 year balloons
6.8% Agencies

Durations

▪	Loans 2.3 years

▪	Investments 2.3 years

▪	FHLB Advances 2.5 years

Interest Rate Risk Position

1 year Gap       -3.52%

NIM sensitivity +100 BP  +0.79%

NIM sensitivity -100 BP   -0.91%

In Summary

▪	Anticipate EPS growth in 10% range, exclusive of options expensing and conversion and merger related charges;
▪	Comfortable with Street consensus of 52 cents;
▪	Loan growth subject to strong underwriting standards;
▪	Continue rigorous capital deployment.

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Capital ideas. Human values.